EXHIBIT 1.A.(10)(b)
The Prudential Insurance Company of America                      No. xx xxx xxx

A Supplement to the Life Insurance Application for a variable contract in which John Doe is named as the proposed insured.

-------------------------------------------------------------------------------

I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S
INVESTMENT EXPERIENCE .......................................   YES [X]  NO [ ]

Date                                    Signature of Applicant

            Aug. 3, 1987                  JOHN DOE
--------------------------------        -----------------------------------

 ORD 86218--88


                                      II-24